Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, President & Chief Executive Officer
January 18, 2006	or
Robert A. Cern,
Executive Vice President & Chief Financial Officer 703-584-3400

CARDINAL REPORTS RECORD FOURTH QUARTER AND
ANNUAL EARNINGS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”), parent company of Cardinal Bank (the “Bank”), announced its results of operations for the fourth quarter of 2005.

HIGHLIGHTS

•                  Net income increased 72% to $3.0 million for the fourth quarter of 2005 compared to net income of $1.7 million during the same period of 2004.

•                  Annual net income increased 185% to $9.9 million, compared to net income of $3.5 million in 2004.

•                  Diluted earnings per share increased 33% to $0.12 during the fourth quarter of 2005, compared to $0.09 during the same quarter of 2004.  Diluted annual earnings per share increased 132% to $0.44 in 2005, compared to $0.19 in 2004.

•                  Consolidated assets grew 20% to $1.45 billion at December 31, 2005 from $1.21 billion at December 31, 2004, primarily from a 44% increase in loans receivable.  From the third quarter to the fourth quarter 2005, assets declined 6% from $1.54 billion to $1.45 billion as we focused on profitability.

•                  Total deposits grew 30% year over year.

•                  Net interest margin continued to trend upward.

•                  Asset quality remains excellent with net charge-offs for 2005 of 0.01% of average loans receivable.

•                  The Bank obtained all regulatory approvals necessary to initiate trust operations.

•                  The Board of Directors declared its second cash dividend.

RESULTS OF OPERATIONS

Net income and earnings per share reached record levels for the quarter and the year.

For the quarter ended December 31, 2005, the Company reported net income of $3.0 million, compared to $1.7 million for the same quarter of 2004, a 72% increase.  Diluted earnings per share for the fourth quarter of 2005 and 2004 were $0.12 and $0.09, respectively, which represented an increase of 33%.  Return on average assets was 0.84% for the quarter ended December 31, 2005 and 0.59% for the prior year’s fourth quarter. Return on average equity was 8.04% for the quarter ended December 31, 2005 and 7.17% for the prior year’s quarter.

For the year ended December 31, 2005, net income was $9.9 million, a 185% increase over 2004 net income of $3.5 million. Earnings per diluted share for the year ended December 31, 2005 were $0.44, compared to $0.19 for 2004, which represented an increase of 132%.  Return on average assets was 0.74% for 2005 and 0.37% for 2004. Return on average equity was 7.67% for 2005 and 3.69% for 2004. Operating results for 2005 include a full year of operations for the Bank’s subsidiary, George Mason Mortgage, while 2004’s operating results included George Mason Mortgage’s operations only from the date of purchase, July 7, 2004.

Quarterly net interest income increased 39% and non-interest income increased 15%.  Annual net interest income increased 53% and non-interest income increased 162%.

Net interest income for the quarter ended December 31, 2005 was $10.4 million, a 39% increase from the same quarter of 2004. Despite decreases in management fee income, non-interest income for the fourth quarter of 2005 was $5.9 million, a 15% increase from the same quarter of 2004.  Non-interest income represented 36% of the Company’s revenues in the fourth quarter of 2005, compared to 40% in the same quarter of the prior year.

Partially offsetting the increases in net interest income and non-interest income was a $1.7 million, or 18%, increase in non-interest expense during the quarter ended December 31, 2005 compared to the same quarter of 2004. This increase was due principally to continued expansion of the branch banking business.

Average interest-earning assets for the fourth quarter of 2005 were $1.38 billion, a 23% increase over the same period of 2004. Average interest-bearing liabilities for the fourth quarter of 2005 were $1.14 billion, a 24% increase over the same quarter of 2004. The Company’s interest rate spread, or the difference between what it earns on its interest-earning assets compared to what it pays on its interest-bearing liabilities, was 2.47% and 2.28% for the fourth quarter of 2005 and 2004, respectively.  Average non-interest bearing deposits were $114.3 million during the fourth quarter of 2005, a 6% increase over the same period of 2004.

Net interest income for the year ended December 31, 2005 was $37.5 million, a 53% increase from 2004. Non-interest income for 2005 was $24.7 million, a 162% increase over 2004. Non-interest income represented 40% and 28% of total revenues in 2005 and 2004, respectively. Partially offsetting these revenue increases was a $17.5 million, or 64%, increase in non-interest expense from 2004 to 2005. The increases in revenues and expenses are, as previously noted, primarily attributable to the inclusion of George Mason Mortgage for an entire year in 2005 compared to 2004 when it is included in consolidated operating results since the date of its acquisition by the Bank.

Average interest-earning assets during 2005 were $1.29 billion, a 42% increase over 2004. Average interest-bearing liabilities during the 2005 were $1.04 billion, a 41% increase over 2004. The Company’s interest rate spread was 2.44% for 2005, compared to 2.32% for 2004. Average non-interest bearing deposits during 2005 were $113.8 million, a 28% increase over 2004.

Net interest margin continued to improve

The Company’s net interest margin, or net interest income divided by average earning assets, was 3.01% and 2.92% for the three months and year ended December 31, 2005, respectively, which compares to 2.68% and 2.72% for the three months and year ended December 31, 2004. The Company remains asset sensitive, which indicates that net interest income, the Company’s principal source of revenue, should grow in a rising interest rate environment. The continued flattening of the yield curve has, however, partially offset the benefits of the Company’s asset sensitivity.

FINANCIAL CONDITION

Total assets grow 20% in the past year

Total assets of the Company were $1.45 billion at December 31, 2005, a $240.7 million, or 20% increase from December 31, 2004. From September 30, 2005 to December 31, 2005, assets decreased by 6% as a result of a decline in loans held for sale.  In the fourth quarter of 2005, loans receivable grew by 12% or $73.5 million.  Annual asset growth resulted primarily from significant loan growth in 2005 with a 44% increase in loans receivable or $215.7 million from December 31, 2004.

During 2005, George Mason Mortgage originated or acquired $4.28 billion in loans, including $2.23 billion in loans for companies that it manages for others. Loans held for sale at December 31, 2005 were $361.7 million, compared to $365.5 million at December 31, 2004.  Loans held for sale decreased by $93.0 million from September 30, 2005 to December 31, 2005.

Total investment securities, including available-for-sale and held-to-maturity securities, were $294.2 million and $289.5 million at December 31, 2005 and 2004, respectively.

Credit Quality Remains Strong

Because of its loan receivable growth, the Company recorded provisions for loan losses of $587,000 and $2.5 million for the quarter and year ended December 31, 2005, respectively, compared to $709,000 and $1.6 million for the same periods of 2004.

Nonaccrual loans at December 31, 2005 were $215,000, or 0.03% of total loans receivable. Loan charge-offs net of recoveries in 2005 were 0.01% of average loans receivable. Non-accrual loans and loans ninety days or more past due were $247,000, or 0.04% of loans, at December 31, 2005. The ratio of the reserve for loan losses to loans receivable was 1.18% and 1.20% at December 31, 2005 and 2004, respectively. The Company did not have any foreclosed real estate properties at December 31, 2005 or December 31, 2004.

Capitalization and Declaration of Dividend

Both the Company and Cardinal Bank remain “well capitalized” from a regulatory perspective.  At December 31, 2005, shareholders’ equity was $147.9 million, a $52.8 million, or 55%, increase from December 31, 2004.  Shareholders’ equity was 10.2% and 7.9% of consolidated assets at December 31, 2005 and 2004, respectively.  These increases were the result of earnings retained in the Company as well as the Company’s secondary common stock offering, which raised $39.8 million, and its previously reported acquisition of Wilson/Bennett Capital Management, which resulted in the issuance of $4.9 million of common stock.  Both of these events occurred in the second quarter of 2005.

The Company’s Board of Directors declared a $0.01 per share cash dividend which is payable on February 15, 2006 to shareholders of record on January 31, 2006.

REGULATORY APPROVAL RECEIVED FOR TRUST OPERATIONS

The Company has received all regulatory approvals necessary to begin trust operations. As previously reported Cardinal Bank will acquire certain fiduciary and other assets and assume the deposit liabilities of a local trust company.  This company acts as trustee or custodian for assets in excess of $5 billion. The Company expects that this transaction will close in the first quarter of 2006.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said, “2005 was the best year in the history of Cardinal.  We achieved record earnings during the year, approaching $10 million in net income. Our assets grew by 20%, deposits by 30% and loans by 44%, while we opened 3 branches, acquired Wilson/Bennett Capital Management and raised $39.8 million in capital.  We realized our fourteenth consecutive quarter of profitability.  Cardinal continues to be one of the largest publicly traded banks headquartered in Northern Virginia, balancing growth with profitability.  We are excited about initiating our trust operations and offering a full array of investment and trust solutions for our customers.  Customers will now have even greater access to these financial services through our network of 21 conveniently located banking offices in Northern Virginia.  In 2006, we plan to continue targeted expansion of our branch network.  We have assembled a team of exceptional bankers, adding new talent to deepen our bench strength and market coverage.  In June, the company was added to the Russell 2000, 3000 and Microcap indices, among the most recognized in the investment community.  Our commitment to improving the value of Cardinal remains paramount in everything we do; and we aspire daily to maximize shareholder value.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial performance, credit losses and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other reports filed with and furnished to the Securities and Exchange Commission.  In addition, risks and uncertainties related to future trust operations include the ability of the Company to successfully integrate trust operations into the organization.

About Cardinal Financial Corporation:  Cardinal Financial Corporation is a financial holding company headquartered in Tysons Corner, Virginia.  On December 31, 2005, Cardinal Financial Corporation had assets of $1.45 billion.  Through its wholly-owned subsidiary, Cardinal Bank, the Company serves Northern Virginia with 21 conveniently located banking offices in Alexandria, Annandale, Arlington, Clifton, Fairfax, Fairfax City (two offices), Fredericksburg, Herndon, Leesburg, Manassas, McLean, Purcellville, Reston, Stafford, Sterling, Sterling Park, Tysons Corner (two offices) and Woodbridge (two offices).  Cardinal also operates three other subsidiaries: a residential mortgage lending company, George Mason Mortgage, LLC, based in Fairfax, with nine offices throughout the Washington metropolitan region; a full-service investment services company, Cardinal Wealth Services, Inc., and an asset management company, Wilson/ Bennett Capital Management, Inc. The company’s stock is traded on  NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

At December 31, 2005 and December 31, 2004

(Dollars in thousands)

	(Unaudited) 2005	2004	% Change
Cash and due from banks	$16,514	$15,205	8.6%
Federal funds sold	20,075	8,203	144.7%

Investment securities - available-for-sale	178,955	151,554	18.1%
Investment securities - held-to-maturity	115,269	137,953	-16.4%
Total investment securities	294,224	289,507	1.6%

Other investments	7,092	8,110	-12.6%
Loans held for sale, net	361,668	365,454	-1.0%

Loans receivable, net of fees	705,644	489,896	44.0%
Allowance for loan losses	(8,301)	(5,878)	41.2%
Loans receivable, net	697,343	484,018	44.1%

Premises and equipment, net	18,201	15,531	17.2%
Goodwill and intangibles, net	20,502	14,694	39.5%
Other assets	16,668	10,854	53.6%

TOTAL ASSETS	$1,452,287	$1,211,576	19.9%

Non-interest bearing deposits	$114,915	$105,424	9.0%
Interest bearing deposits	954,957	718,786	32.9%
Total deposits	1,069,872	824,210	29.8%

Other borrowed funds	155,421	201,085	-22.7%
Warehouse financing	4	30,245	-100.0%
Mortgage funding checks	41,635	46,392	-10.3%
Escrow liabilities	11,013	3,020	264.7%
Other liabilities	26,463	11,519	129.7%

Shareholders’ equity	147,879	95,105	55.5%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,452,287	$1,211,576	19.9%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

For the Three Months and Years Ended December 31, 2005 and 2004

(Dollars in thousands, except share and per share data)

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2005	2004	% Change	2005	2004	% Change
	(Unaudited)			(Unaudited)
Net interest income	$10,425	$7,528	38.5%	$37,483	$24,553	52.7%
Provision for loan losses	(587)	(709)	-17.2%	(2,456)	(1,626)	51.0%
Net interest income after provision for loan losses	9,838	6,819	44.3%	35,027	22,927	52.8%

Service charges on deposit accounts	377	291	29.6%	1,334	1,089	22.5%
Loan service charges	686	406	69.0%	2,701	958	181.9%
Investment fee income	470	158	197.5%	1,417	657	115.7%
Net gain on sales of loans	3,607	3,289	9.7%	15,975	4,696	240.2%
Net realized gain on investment securities available-for-sale	—	—	0.0%	33	245	-86.5%
Management fee income	571	947	-39.7%	3,032	1,749	73.4%
Other non-interest income	152	6	2433.3%	177	15	1080.0%
Total non-interest income	5,863	5,097	15.0%	24,669	9,409	162.2%

Net interest income & non-interest income	15,701	11,916	31.8%	59,696	32,336	84.6%

Salaries and benefits	5,614	4,365	28.6%	22,480	13,354	68.3%
Occupancy	1,160	1,004	15.5%	4,293	2,897	48.2%
Depreciation	722	623	15.9%	2,822	1,838	53.5%
Data processing	332	322	3.1%	1,559	969	60.9%
Telecommunications	276	207	33.3%	1,189	611	94.6%
Other operating expense	2,928	2,800	4.6%	12,310	7,485	64.5%
Total non-interest expense	11,032	9,321	18.4%	44,653	27,154	64.4%
Net income before income taxes	4,669	2,595	79.9%	15,043	5,182	190.3%
Provision for income taxes	1,682	863	94.9%	5,167	1,713	201.6%
NET INCOME	$2,987	$1,732	72.5%	$9,876	$3,469	184.7%

Earnings per common share, basic	$0.12	$0.09	36.2%	$0.45	$0.19	135.2%

Earnings per common share, diluted	$0.12	$0.09	33.7%	$0.44	$0.19	131.5%

Weighted-average common shares outstanding - basic	24,359,493	18,450,064	32.0%	22,104,122	18,448,007	19.8%

Weighted-average common shares outstanding - diluted	24,832,246	18,754,866	32.4%	22,453,718	18,704,687	20.0%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)
Income Statements:
Interest income	$19,616	$12,952	$67,374	$40,522
Interest expense	9,191	5,424	29,891	15,969
Net interest income	10,425	7,528	37,483	24,553
Provision for loan losses	587	709	2,456	1,626
Net interest income after provision for loan losses	9,838	6,819	35,027	22,927
Non-interest income	5,863	5,097	24,669	9,409
Non-interest expense	11,032	9,321	44,653	27,154
Net income before income taxes	4,669	2,595	15,043	5,182
Provision for income taxes	1,682	863	5,167	1,713
Net income	$2,987	$1,732	$9,876	$3,469

	December 31, 2005	December 31, 2004
	(Unaudited)
Balance Sheet Data:
Total assets	$1,452,287	$1,211,576
Loans receivable, net of fees	705,644	489,896
Allowance for loan losses	(8,301)	(5,878)
Loans held for sale	361,668	365,454
Total investment securities	294,224	289,507
Total deposits	1,069,872	824,210
Other borrowed funds	155,421	201,085
Total shareholders’ equity	147,879	95,105

Common shares outstanding	24,363	18,463

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2005	2004	2005	2004
Selected Average Balances (unaudited):
Total assets	$1,428,301	$1,166,392	$1,332,168	$936,297
Loans receivable, net of fees	668,198	454,117	587,514	391,425
Allowance for loan losses	(7,956)	(5,339)	(6,974)	(4,759)
Loans held for sale	333,938	353,224	372,866	181,700
Total investment securities	293,929	301,096	287,127	313,027
Interest earning assets	1,384,648	1,123,418	1,285,757	902,764
Total deposits	1,091,516	812,589	973,713	652,721
Other borrowed funds	165,020	182,222	207,747	139,637
Total shareholders’ equity	148,692	96,607	128,728	94,111
Weighted Average:
Common shares outstanding - basic	24,359	18,450	22,104	18,448
Common shares outstanding - diluted	24,832	18,755	22,454	18,705

Per Common Share Data (unaudited, except year ended December 31, 2004):
Basic net income	$0.12	$0.09	$0.45	$0.19
Fully diluted net income	0.12	0.09	0.44	0.19
Book value			6.07	5.15
Tangible book value			5.23	4.36

Performance Ratios (unaudited):
Return on average assets	0.84%	0.59%	0.74%	0.37%
Return on average equity	8.04%	7.17%	7.67%	3.69%
Net interest margin (1)	3.01%	2.68%	2.92%	2.72%
Efficiency ratio (2)	67.73%	78.22%	71.84%	83.97%
Non-interest income to average assets	1.64%	1.75%	1.85%	1.00%
Non-interest expense to average assets	3.09%	3.20%	3.35%	2.90%

Asset Quality Data (unaudited):
Annualized net charge-offs to average loans receivable, net of fees			0.01%	0.02%
Non-performing loans to loans receivable, net of fees			0.03%	0.11%
Non-performing loans to total assets			0.01%	0.05%
Allowance for loan losses to loans receivable, net of fees			1.18%	1.20%
Allowance for loan losses to nonperforming loans			3879.0%	1074.6%

Capital Ratios (unaudited):
Tier 1 risk-based capital			14.83%	12.65%
Total risk-based capital			15.65%	13.40%
Leverage capital ratio			10.71%	8.83%

(1) Net interest margin is calculated as net interest income divided by total average earning assets.

(2) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

For the Three Months and Years Ended December 31, 2005 and 2004

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Years Ended
	December 31, 2005		December 31, 2004		December 31, 2005		December 31, 2004
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees	$668,198	6.27%	$454,117	5.68%	$587,514	6.03%	$391,425	5.59%
Loans held for sale	333,938	6.30%	353,224	4.02%	372,866	5.20%	181,700	3.75%
Investment securities - available-for-sale	175,636	4.14%	157,968	3.72%	159,720	3.88%	161,741	3.60%
Investment securities - held-to-maturity	118,293	3.91%	143,128	3.81%	127,407	3.86%	151,286	3.72%
Other investments	6,650	4.68%	8,148	4.38%	6,269	4.16%	6,139	4.10%
Federal funds sold	81,933	4.01%	6,833	1.99%	31,981	3.67%	10,473	1.24%
Total interest-earning assets	1,384,648	5.67%	1,123,418	4.61%	1,285,757	5.24%	902,764	4.49%

Non-interest earning assets:
Cash and due from banks	(17)		7,933		6,657		11,015
Premises and equipment, net	17,913		15,209		17,446		11,229
Goodwill and intangibles, net	20,589		14,722		18,363		7,515
Accrued interest and other assets	13,124		10,449		10,919		8,533
Allowance for loan losses	(7,956)		(5,339)		(6,974)		(4,759)

TOTAL ASSETS	$1,428,301		$1,166,392		$1,332,168		$936,297

Interest-bearing liabilities:
Interest-bearing deposits	$977,170	3.21%	$704,788	2.39%	$859,900	2.90%	$563,607	2.25%
Other borrowed funds	165,020	3.08%	220,043	2.12%	207,747	2.40%	171,618	1.91%
Total interest-bearing liabilities	1,142,190	3.21%	924,831	2.33%	1,067,647	2.90%	735,225	2.17%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	114,346		107,801		113,813		89,114
Other liabilities	23,073		37,153		21,980		17,847

Shareholders’ equity	148,692		96,607		128,728		94,111

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,428,301		$1,166,392		$1,332,168		$936,297

NET INTEREST MARGIN		3.01%		2.68%		2.92%		2.72%

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three and Twelve Months Ended December 31, 2005 and 2004

(Dollars in thousands)

At and for the Three Months Ended December 31, 2005 (unaudited):

	Commercial	Mortgage	Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$9,192	$1,481	$—	$—	$(248)	$10,425
Provision for loan losses	587	—	—	—	—	587
Non-interest income	638	4,746	420	—	59	5,863
Non-interest expense	5,795	4,109	424	—	704	11,032
Provision for income taxes	1,274	721	(21)	—	(292)	1,682
Net income (loss)	$2,174	$1,397	$17	$—	$(601)	$2,987

Total Assets	$1,387,504	$376,618	$6,882	$(479,573)	$160,856	$1,452,287

At and for the Three Months Ended December 31, 2004 (unaudited):

	Commercial	Mortgage	Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$6,261	$1,474	$—	$—	$(207)	$7,528
Provision for loan losses	709	—	—	—	—	709
Non-interest income	374	4,562	158	—	3	5,097
Non-interest expense	5,048	3,646	187	—	440	9,321
Provision for income taxes	316	773	(8)	—	(218)	863
Net income (loss)	$562	$1,617	$(21)	$—	$(426)	$1,732

Total Assets	$1,123,868	$392,241	$685	$(421,203)	$115,985	$1,211,576

At and for the Twelve Months Ended December 31, 2005 (unaudited):

	Commercial	Mortgage	Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$32,171	$6,203	$—	$—	$(891)	$37,483
Provision for loan losses	2,456	—	—	—	—	2,456
Non-interest income	1,964	21,255	1,367	—	83	24,669
Non-interest expense	23,802	17,332	1,422	—	2,097	44,653
Provision for income taxes	2,764	3,413	(56)	—	(954)	5,167
Net income (loss)	$5,113	$6,713	$1	$—	$(1,951)	$9,876

Total Assets	$1,387,504	$376,618	$6,882	$(479,573)	$160,856	$1,452,287

At and for the Twelve Months Ended December 31, 2004:

	Commercial	Mortgage	Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$21,753	$3,057	$—	$—	$(257)	$24,553
Provision for loan losses	1,626	—	—	—	—	1,626
Non-interest income	1,804	6,953	645	—	7	9,409
Non-interest expense	17,065	7,889	800	—	1,400	27,154
Provision for income taxes	1,628	698	(52)	—	(561)	1,713
Net income (loss)	$3,238	$1,423	$(103)	$—	$(1,089)	$3,469

Total Assets	$1,123,868	$392,241	$685	$(421,203)	$115,985	$1,211,576